                                                                  EXHIBIT 10(a)

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT


                                     AMONG

                   MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.,

                               HOME HOLDING INC.,

                              HOME HOLDING II INC.

                                      AND

                            THE SEAGRAM COMPANY LTD.



                           DATED AS OF APRIL 9, 1995

                               TABLE OF CONTENTS


SECTION                                                                                                        PAGE

                                   ARTICLE I

                                  DEFINITIONS
         1.01.  Certain Defined Terms...........................................................................  2

                                   ARTICLE II

                               PURCHASE AND SALE

         2.01.  Purchase and Sale of the Subscription Shares.................................................... 10
         2.02.  Purchase and Sale of the Purchased Shares....................................................... 11
         2.03.  Closing......................................................................................... 11
         2.04.  Closing Deliveries by the Company............................................................... 11
         2.05.  Closing Deliveries by the Seller................................................................ 11
         2.06.  Closing Deliveries by the Purchaser............................................................. 12
         2.07.  Certificate of Incorporation and By-Laws........................................................ 12

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                           THE SELLER AND THE PARENT

         3.01.  Organization, Authority and Qualification of the Parent......................................... 12
         3.02.  Organization, Authority and Qualification of the Seller......................................... 13
         3.03.  Organization, Authority and Qualification of the Company........................................ 14
         3.04.  Capital Stock of the Company; Ownership of the Shares........................................... 14
         3.05.  Subsidiaries; MECA.............................................................................. 15
         3.06.  No Conflict..................................................................................... 17
         3.07.  Governmental Consents and Approvals............................................................. 18
         3.08.  Financial Information........................................................................... 18
         3.09.  No Undisclosed Liabilities...................................................................... 18
         3.10.  Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions............... 19
         3.11.  Assets.......................................................................................... 21

         3.12.  Full Disclosure................................................................................. 21
         3.13.  No Prior Business............................................................................... 21
         3.14.  Brokers......................................................................................... 21
         3.15.  Exceptions...................................................................................... 22

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         4.01.  Organization and Authority of the Purchaser..................................................... 22
         4.02.  No Conflict..................................................................................... 23
         4.03.  Governmental Consents and Approvals............................................................. 23
         4.04.  Investment Purpose.............................................................................. 23
         4.05.  Litigation...................................................................................... 23
         4.06.  Financing....................................................................................... 23
         4.07.  Brokers......................................................................................... 24

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.01.  Conduct of Business Prior to the Closing........................................................ 24
         5.02.  Access to Information........................................................................... 25
         5.03.  Confidentiality................................................................................. 26
         5.04.  Regulatory and Other Authorizations; Notices and Consents....................................... 26
         5.05.  Notice of Developments.......................................................................... 27
         5.06.  Change of Name.................................................................................. 27
         5.07.  Non-Competition................................................................................. 27
         5.08.  Termination of Intercompany Agreements.......................................................... 28
         5.09.  Holding Preferred Stock......................................................................... 29
         5.10.  Dividend; Capital Contributions; Repayment of Indebtedness; Transfer of Funding................. 29
         5.11.  Purchases of Alcoholic Beverage Products........................................................ 30
         5.12.  Further Action.................................................................................. 30


                                   ARTICLE VI

                                EMPLOYEE MATTERS

         6.01.  Retained Obligation of the Seller............................................................... 30

                                  ARTICLE VII

                                  TAX MATTERS

                  [TO BE AGREED UPON BY STB & S&S TAX GROUPS]

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

         8.01.  Conditions to Obligations of the Parent, the Seller and the Company............................. 31
         8.02.  Conditions to Obligations of the Purchaser...................................................... 32

                                   ARTICLE IX

                                INDEMNIFICATION

         9.01.  Survival of Representations and Warranties...................................................... 34
         9.02.  Indemnification by the Parent, the Seller and the Purchaser..................................... 35
         9.03.  Limits on Indemnification....................................................................... 37
         9.04.  Tax Matters..................................................................................... 37
         9.05.  Indemnification as Exclusive Remedy............................................................. 37


                                   ARTICLE X

                             TERMINATION AND WAIVER

         10.01. Termination.................................................................................... 37
         10.02. Effect of Termination.......................................................................... 39
         10.03. Waiver......................................................................................... 39

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01.  Expenses....................................................................................... 40
         11.02.  Notices........................................................................................ 40
         11.03.  Public Announcements........................................................................... 41
         11.04.  Headings......................................................................................  42
         11.05.  Severability..................................................................................  42
         11.06.  Entire Agreement............................................................................... 42
         11.07.  Assignment..................................................................................... 42
         11.08.  No Third Party Beneficiaries................................................................... 42
         11.09.  Amendment...................................................................................... 42
         11.10.  Governing Law.................................................................................  43
         11.11.  Counterparts................................................................................... 43
         11.12.  Specific Performance........................................................................... 43


EXHIBITS

         1.01(a)           FORM OF STOCKHOLDERS' AGREEMENT
         1.01(b)           FORM OF TAX ALLOCATION AGREEMENT
         2.07(a)           FORM OF RESTATED CERTIFICATE OF INCORPORATION OF
                           THE COMPANY
         2.07(b)           FORM OF AMENDED AND RESTATED BY-LAWS OF THE COMPANY
         5.10(b)(i)        FORM OF TERMINATION AGREEMENT
         5.10(b)(ii)       FORM OF INDEMNITY AGREEMENT
         5.10(b)(iii)      FORM OF SUPPORT AGREEMENT AMENDMENT

         AMENDED AND RESTATED STOCK PURCHASE AGREEMENT dated as of April 9, 1995 among MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD., a corporation organized under the laws of Japan (the "Parent"), HOME HOLDING INC., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Seller"), HOME HOLDING II INC., a Delaware corporation and a wholly owned subsidiary of the Seller (the "Company"), and THE SEAGRAM COMPANY LTD., a corporation organized under the laws of Canada (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, the Parent directly or indirectly owns all the issued and outstanding shares of common stock, par value $.01 per share, of the Seller;

         WHEREAS, the Seller owns all the issued and outstanding shares (the "Outstanding Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company;

         WHEREAS, the Company owns all the issued and outstanding shares of common stock, par value $.01 per share, of Matsushita Holding Corp., a Delaware corporation ("Holding");

         WHEREAS, Holding owns all the issued and outstanding shares of common stock, par value $.01 per share, of MEI Enterprises Corp., a Delaware corporation ("Enterprises");

         WHEREAS, Enterprises owns all the issued and outstanding shares of common stock, par value $.01 per share, of MCA Inc., a Delaware corporation ("MCA");

         WHEREAS, MCA owns all the issued and outstanding shares of common stock, par value $10,000 per share, of MCA Funding Corp., a Delaware corporation ("Funding");

         WHEREAS, the Parent, the Seller, the Company and the Purchaser are parties to a Stock Purchase Agreement dated as of April 9, 1995 (the "Original Purchase Agreement") pursuant to which, upon the terms and subject to the conditions set forth therein, (i) the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to subscribe for and purchase from the Company, 3,100 shares of the Common Stock (the "Subscription Shares"), and
(ii) the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, 2,604 shares of the Common Stock (the "Purchased Shares" and, together with the Subscription Shares, the "Shares"), which, together with the Subscription Shares, will constitute eighty percent of the shares of Common Stock issued and outstanding immediately following the Closing; and

         WHEREAS, the Parent, the Seller, the Company and the Purchaser wish to amend and restate in its entirety the Original Purchase Agreement, in the manner set forth herein, as of the date of the Original Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Additional Information" means information relating to the Business provided to the Purchaser by or on behalf of the Parent after the date of this Agreement which is not publicly available or otherwise reflected in any of the information furnished to the Purchaser by or on behalf of the Parent on or prior to the date of this Agreement, which (a) shall be deemed to exclude (i) any information relating to any services to be rendered or products to be produced by Messrs. Spielberg or Geffen and their respective affiliates to or for MCA, (ii) any write-offs or potential write-offs associated with the film "Waterworld" and (iii) any change in or effect on MCA arising after the date hereof, and (b) shall be deemed to include changes from the Reference Financial Statements reflected in the Audited Financial Statements.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" or "this Agreement" means this Amended and Restated Stock Purchase Agreement dated as of April 9, 1995 among the Parent, the Seller, the Company and the Purchaser (including the Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 11.09.

         "Assets" means the properties, assets, contracts and agreements, including, without limitation, the Intellectual Property, the Real Property and the Tangible Personal

Property, used or held for use in the conduct of the Business or otherwise owned, leased or used by the Company or any Subsidiary.

         "Audited Financial Statements" means the audited consolidated balance sheet of MCA for the fiscal year ended as of December 31, 1994, and the related audited consolidated statements of operations, shareholder's equity and cash flows of MCA, together with all related notes and schedules thereto, accompanied by the report thereon of the Seller's Accountants, to be delivered by the Parent to the Purchaser after the date hereof.

         "Business" means the entire business conducted by the Company and the Subsidiaries prior to the date hereof.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Capital Contribution Agreement" means the Capital Contribution and Loan Agreement dated as of November 26, 1990 among the Parent, Holding and Lew
R. Wasserman.

         "Closing" has the meaning specified in Section 2.03.

         "Closing Date" has the meaning specified in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Common Stock" has the meaning specified in the recitals to this Agreement.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Company Bank Account" means a bank account of the Company in the United States to be designated by the Parent in a written notice to the Purchaser at least five Business Days before the Closing.

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Employee" means any current or former employee of the Company or any Subsidiary.

         "Employment Agreement" means any employment, retention, severance, change-in-control or similar-type agreement between the Seller, the Company or any Subsidiary and any Employee.

         "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

         "Enterprises" has the meaning specified in the recitals to this Agreement.

         "Enterprises Excess Cash" means the amount that would be reflected on the line item "Cash and cash equivalents" on a balance sheet of Enterprises as of the Business Day immediately prior to the Closing Date prepared in accordance with U.S. GAAP on a basis consistent with the past practices of Enterprises.

         "Enterprises Notes" has the meaning set forth in the Capital Contribution Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Excess Cash" means the sum of the Holding Excess Cash and the Enterprises Excess Cash.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Financial Statements" has the meaning specified in Section 3.08.

         "Funding" has the meaning specified in the recitals to this Agreement.

         "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Holding" has the meaning specified in the recitals to this Agreement.

         "Holding Excess Cash" means the amount that would be reflected on the line item "Cash and cash equivalents" on a balance sheet of Holding as of the Business Day immediately prior to the Closing Date prepared in accordance with U.S. GAAP on a basis consistent with the past practices of Holding (which shall not include the Liquid Assets).

         "Holding Preferred Stock" means the Preferred Stock, par value $.01 per share, of Holding.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities and (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" has the meaning specified in Section 9.02(c).

         "Indemnifying Party" has the meaning specified in Section 9.02(c).

         "Indemnity Agreement" means the Indemnity Agreement to be entered into by MECA on the Closing Date pursuant to Section 5.10(b) substantially in the form of Exhibit 5.10(b)(ii).

         "Intellectual Property" means patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for patents, trademarks and service marks, trade secrets, know-how and other proprietary rights and information in and to which the Company or any Subsidiary holds, or has a right to hold, right, title and interest or which is licensed or sublicensed to the Company or any Subsidiary from a third party.

         "Interim Period" has the meaning specified in Section 7.01.

         "IRS" means the Internal Revenue Service of the United States.

         "knowledge" or "best knowledge" of any Person means the actual knowledge of such Person, which, with respect to the Parent and the Seller, shall be deemed to exclude knowledge of any director, officer or employee of MCA, Enterprises or Holding (unless such director, officer or employee is also a director, officer or employee of the Parent).

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Leased Real Property" means the real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liabilities" means any and all Indebtedness and other liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured.

         "Liquid Assets" has the meaning specified in the Amended and Restated Certificate of Incorporation of Holding.

         "Loss" has the meaning specified in Section 9.02(a).

         "Material Adverse Effect" means any change in, or effect on, the Company or any Subsidiary that, individually or in the aggregate: (a) is materially adverse to the Business, Assets or Liabilities, prospects, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, or (b) is reasonably likely to materially adversely affect the ability of the Purchaser, the Company and the Material Subsidiaries to operate or conduct the Business in the manner in which it is currently operated or conducted by the Parent, the Seller, the Company and the Subsidiaries.

         "Material Subsidiary" means Holding, Enterprises, MCA, Funding and any other Subsidiary (other than Subsidiaries that are less than 50% owned by the Company) of the Company (directly or indirectly through one or more intermediaries) within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act.

         "Material Contracts" means contracts, agreements and arrangements which are material to the Business.

         "MCA" has the meaning specified in the recitals to this Agreement.

         "MCA Preferred Stock" means the Preferred Stock, par value $.01 per share, of MCA.

         "MECA" means Matsushita Electric Corporation of America, a Delaware corporation and a wholly owned subsidiary of the Parent.

         "MECA Support Agreement" means the Support Agreement to be entered into by the Parent and MECA pursuant to Section 5.10(d) substantially in the form of the Support Agreement dated as of February 27, 1991 between the Parent and Funding.

         "Original Purchase Agreement" has the meaning specified in the recitals to this Agreement.

         "Outstanding Shares" has the meaning specified in the recitals to this Agreement.

         "Owned Real Property" means the real property owned by the Company or any Subsidiary or to which the Company or any Subsidiary has the right to hold right, title and interest, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Parent" has the meaning specified in the preamble to this Agreement.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) do not render title to the property encumbered thereby unmarketable and (ii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

         "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Plan" means any employee benefit plan, as such term is defined in
Section 3(3) of ERISA, any stock bonus, stock option, stock purchase, restricted stock, phantom stock or similar type plan, each bonus and incentive plan, policy or arrangement, and each vacation, severance, deferred compensation, fringe benefit, perquisite, or other employee benefit plan, policy or arrangement, including, without limitation, any plan, policy or arrangement that provides for payment of benefits following termination of employment, which is sponsored, contributed to or maintained by the Seller, the Company or any Subsidiary for any Employee.

         "Pre-Reference Balance Sheet Period" has the meaning specified in
Section 7.01.

         "Post-Reference Balance Sheet Period" has the meaning specified in
Section 7.01.

         "Purchased Shares" has the meaning specified in the recitals to this Agreement.

         "Purchased Shares Purchase Price" has the meaning specified in Section 2.02(b).

         "Purchase Price" means the sum of the Subscription Shares Purchase Price and the Purchased Shares Purchase Price.

         "Purchaser" has the meaning specified in the preamble to this Agreement.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Reference Balance Sheet" means the draft audited consolidated balance sheet (including the related notes and schedules thereto) of MCA, dated as of December 31, 1994, a copy of which has heretofore been delivered by the Parent to the Purchaser.

         "Reference Balance Sheet Date" means December 31, 1994.

         "Reference Financial Statements" has the meaning specified in Section 3.08.

         "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal Tax statutes.

         "Restricted Period" has the meaning specified in Section 5.07.

         "Returns" has the meaning specified in Section 7.02(a).

         "Seller" has the meaning specified in the preamble to this Agreement.

         "Seller Bank Account" means a bank account of the Seller in the United States to be designated by the Parent in a written notice to the Purchaser at least five Business Days before the Closing.

         "Seller's Accountants" means KPMG Peat Marwick LLP, independent accountants of the Parent.

         "Shares" has the meaning specified in the recitals to this Agreement.

         "Short-Term Investments" means the short-term investments in U.S. government securities and commercial paper that are held by certain Subsidiaries, as reported by MCA in its reports of short-term investments and borrowings.

         "Stockholders' Agreement" means the Stockholders' Agreement to be entered into by the Company, the Seller and the Purchaser on the Closing Date in the form of Exhibit 1.01(a).

         "Subscription Shares" has the meaning specified in the recitals to this Agreement.

         "Subscription Shares Purchase Price" has the meaning specified in
Section 2.01(b).

         "Subsidiaries" means any and all corporations, partnerships, joint ventures, associations, limited liability companies and other entities controlled by the Company directly or indirectly through one or more intermediaries.

         "Support Agreement Amendment" means Amendment No. 1 to Support Agreement to be entered into by the Parent and Funding on the Closing Date pursuant to Section 5.10(b) substantially in the form of Exhibit 5.10(b)(iii).

         "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Business or owned or leased by the Company or any Subsidiary.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

         "Tax Allocation Agreement" means the Tax Allocation Agreement to be entered into by the Purchaser or its assignee, the Company and the other parties specified therein on the Closing Date in the form of Exhibit 1.01(b).

         "Tax Reserve" has the meaning specified in Section 7.01.

         "Termination Agreement" means the Termination Agreement to be entered into by MCA and Funding on the Closing Date pursuant to Section 5.10(b) in the form of Exhibit 5.10(b)(i).

         "Third Party Claims" has the meaning specified in Section 9.02(c).

         "Transaction Agreements" means this Agreement, the Stockholders' Agreement, the Tax Allocation Agreement, the Termination Agreement, the Indemnity Agreement, the Support Agreement Amendment, the MECA Support Agreement and all other contracts and agreements entered into hereunder or in connection herewith.

         "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                                   ARTICLE II

                               PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale of the Subscription Shares. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Subscription Shares.

         (b) The aggregate purchase price for the Subscription Shares shall be $3.1 billion (the "Subscription Shares Purchase Price").

         SECTION 2.02. Purchase and Sale of the Purchased Shares. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Purchased Shares.

         (b) The aggregate purchase price for the Purchased Shares shall be $2.604 billion (the "Purchased Shares Purchase Price").

         SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. New York time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in
Article VIII, or at such other place or at such other time or on such other date as the Parent and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.04. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

         (a) stock certificates evidencing the Subscription Shares duly registered in the name of the Purchaser or its designee;

         (b) counterparts of each of the Transaction Agreements executed on behalf of the Parent, the Seller, the Company, MECA, MCA and Funding, as the case may be;

         (c)      a receipt for the Subscription Shares Purchase Price; and

         (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.02.

         SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

         (a) stock certificates evidencing the Purchased Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

         (b) counterparts of each of the Transaction Agreements executed on behalf of the Parent, the Seller, the Company, MECA, MCA and Funding, as the case may be;

         (c)      a receipt for the Purchased Shares Purchase Price; and

         (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.02.

         SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company and the Seller:

         (a) the Subscription Shares Purchase Price by wire transfer in immediately available funds to the Company Bank Account;

         (b) the Purchased Shares Purchase Price by wire transfer in immediately available funds to the Seller Bank Account;

         (c) an executed counterpart of each of the Transaction Agreements to which the Purchaser is a party; and

         (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.01.

         SECTION 2.07. Certificate of Incorporation and By-Laws . Immediately prior to the Closing, the Company shall, and the Parent and the Seller shall cause the Company to, (i) amend and restate its certificate of incorporation and by-laws to read as Exhibits 2.07(a) and 2.07(b), respectively, (ii) reclassify each share of Common Stock (including, without limitation, the Outstanding Shares and the Subscription Shares) as shares of Class A Common Stock of the Company and (iii) declare and give effect to a 39.3 for-one stock dividend whereby a dividend of 39.3 shares of Class A Common Stock shall be paid for each share of Class A Common Stock outstanding immediately prior to the Closing.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                           THE SELLER AND THE PARENT

         As an inducement to the Purchaser to enter into this Agreement, the Company, the Seller and the Parent, jointly and severally, hereby represent and warrant to the Purchaser as follows:

         SECTION 3.01. Organization, Authority and Qualification of the Parent. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Japan and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent of this Agreement and the other Transaction Agreements to which it is a party, the performance by the Parent of its obligations hereunder and thereunder and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Parent. This Agreement has been, and upon their execution the other Transaction Agreements to which the Parent is a party shall have been, duly executed and delivered by the Parent, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution each of the other Transaction Agreements to which the Parent is a party will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         SECTION 3.02. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not (i) materially and adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Agreements to which it is a party or (ii) materially and adversely affect the ability of the Company and the Subsidiaries to conduct their business. The execution and delivery by the Seller of this Agreement and the other Transaction Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been, and upon their execution the other Transaction Agreements to which the Seller is a party shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution each of the other Transaction Agreements to which the Seller is a party will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         SECTION 3.03. Organization, Authority and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is, or by the Closing will be, duly licensed or qualified to do business and is, or by the Closing will be, in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not (i) materially adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Agreements to which it is a party, (ii) materially adversely affect the ability of the Company and the Subsidiaries to conduct the Business or (iii) have a Material Adverse Effect. The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and upon their execution the other Transaction Agreements to which the Company is a party shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution each of the other Transaction Agreements to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. Copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Parent to the Purchaser.

         SECTION 3.04. Capital Stock of the Company; Ownership of the Shares. The authorized capital stock of the Company consists of 100 shares of Common Stock. As of the date hereof, 100 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the Outstanding Shares was issued in violation of any preemptive rights. Except as contemplated by this Agreement, there are no options, warrants, convertible securities or other rights or agreements to which the Parent, the Seller or the Company is bound relating to the capital stock of the Company or obligating the Parent, the Seller or the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Outstanding Shares constitute all the issued and outstanding capital stock of the Company. The Outstanding Shares are owned of record and beneficially solely by the Seller free and clear of all adverse claims. Upon consummation of the transactions contemplated by this Agreement and registration of the Purchased Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the Purchased Shares for value in good faith and without notice of any adverse claim, will own eighty percent of the issued and outstanding capital stock of the Company free and clear of all adverse claims. Upon issuance of and payment for the Subscription Shares in accordance with this Agreement, the Subscription Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. Except for the Stockholders' Agreement, there are no voting trusts, stockholder agreements, proxies or other similar agreements or understandings in effect with respect to the voting or transfer of any of the Outstanding Shares.

         SECTION 3.05. Subsidiaries; MECA. (a) Each Material Subsidiary that is a corporation: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not have a Material Adverse Effect. Each Material Subsidiary that is not a corporation:
(i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not have a Material Adverse Effect.

         (b) To the knowledge of the Parent, all the outstanding shares of capital stock of each Material Subsidiary that is a corporation which are owned directly or indirectly by the Company are validly issued, fully paid, nonassessable and, except with respect to wholly owned Subsidiaries, free of preemptive rights and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances.

         (c) To the knowledge of the Parent, there are no options, warrants, convertible securities or other rights or agreements relating to the capital stock of any Material Subsidiary or obligating the Parent, the Seller, the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Material Subsidiary.

         (d) To the knowledge of the Parent, copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Material

Subsidiary have been, or by the Closing Date shall have been, delivered by the Parent to the Purchaser.

         (e) To the knowledge of the Parent, except as disclosed to the Purchaser in writing prior to the date hereof, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Material Subsidiary.

         (f) Each of MCA and Funding has all necessary corporate power and authority to enter into each of the Transaction Agreements to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. Each of MCA and Funding is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect in any material respect the ability of MCA or Funding, as the case may be, to carry out its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements to which it is a party. The execution and delivery by each of MCA and Funding of the Transaction Agreements to which it is a party, the performance by MCA and Funding of their respective obligations thereunder and the consummation by MCA and Funding of the transactions contemplated thereby have been, or by the Closing will be, duly authorized by all requisite corporate action on the part of MCA and Funding. Upon their execution each of the Transaction Agreements to which MCA is a party shall have been duly executed and delivered by MCA, and will constitute a legal, valid and binding obligation of MCA enforceable against MCA in accordance with its terms, and upon their execution each of the Transaction Agreements to which Funding is a party shall have been duly executed and delivered by Funding, and will constitute a legal, valid and binding obligation of Funding enforceable against Funding in accordance with its terms, in each case, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (g) MECA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into the Transaction Agreements to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. MECA is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect in any material respect the ability of MECA to carry out its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements to which it is a party. The execution and delivery by MECA of the Transaction Agreements to which it is a party, the performance by MECA of its obligations thereunder and the consummation by MECA of the transactions contemplated thereby have been, or by the Closing will be, duly authorized by all requisite corporate action on the part of MECA. Upon their execution each of the Transaction Agreements to which MECA is a party shall have been duly executed and delivered by MECA, and will constitute a legal, valid and binding obligation of MECA enforceable against MECA in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         SECTION 3.06. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.07 have been obtained, the execution, delivery and performance of the Transaction Agreements by the Parent, the Seller, MECA, the Company, MCA and Funding do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Parent, the Seller, MECA, the Company or, to the knowledge of the Parent, any Material Subsidiary,
(b) conflict with or violate any Law or Governmental Order applicable to the Parent, the Seller, MECA, the Company or, to the knowledge of the Parent, any Subsidiary, or any of their respective assets, properties or businesses, including, without limitation, the Business, except for such conflicts or violations as would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Parent, the Seller, MECA, the Company, MCA and Funding to consummate the transactions contemplated by the Transaction Agreements, or (c) to the knowledge of the Parent, except as disclosed to the Purchaser in writing prior to the date hereof, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Parent, the Seller, MECA, the Company or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Parent, the Seller, MECA, the Company or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected, except for such conflicts or violations as would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Parent, the Seller, MECA, the Company, MCA and Funding to consummate the transactions contemplated by the Transaction Agreements.

         SECTION 3.07. Governmental Consents and Approvals. The execution, delivery and performance of the Transaction Agreements by the Parent, the Seller, MECA, the Company, MCA and Funding do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except

(a) the notification requirements of the HSR Act, (b) the Investment Canada Act of 1985, (c) the Competition Act (Canada), (d) to the extent applicable, Council Regulation No. 4064/89 of the European Community and (e) such filings with the Japanese Ministry of Finance and the Japanese Fair Trade Commission as may be required by applicable law.

         SECTION 3.08. Financial Information. The Parent has delivered to the Purchaser copies of the following (collectively, the "Financial Statements"):
(i) the audited consolidated balance sheet of MCA for each of the fiscal years ended as of December 31, 1993 and December 31, 1992, and the related audited consolidated statements of operations, shareholder's equity and cash flows of MCA, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants, and (ii) the draft audited consolidated balance sheet of MCA for the fiscal year ended as of December 31, 1994, and the related draft audited consolidated statements of operations, shareholder's equity and cash flows of MCA, together with all related notes and schedules thereto (the "Reference Financial Statements"). The Financial Statements (including, without limitation, the Reference Balance Sheet) (i) present fairly the consolidated financial condition and results of operations of the Subsidiaries as of the dates thereof or for the periods covered thereby,
(ii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of MCA and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Subsidiaries and the results of the operations of the Subsidiaries as of the dates thereof or for the periods covered thereby.

         SECTION 3.09. No Undisclosed Liabilities. To the knowledge of the Parent, except as do not and would not have a Material Adverse Effect, there are no Liabilities of any Subsidiary, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed to the Purchaser in writing prior to the date hereof, (iii) incurred since the date of this Agreement in the ordinary course of the Business, consistent with the past practice, of the Subsidiaries or (iv) which would not be required to be presented in financial statements (or in the footnotes or schedules thereto) prepared in accordance with U.S. GAAP. There are no Liabilities of the Company.

         SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. (a) To the knowledge of the Parent, since the Reference Balance Sheet Date, except as disclosed to the Purchaser in writing prior to the date hereof and except for transactions contemplated by this Agreement, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, to the knowledge of the Parent, except as disclosed to the Purchaser in writing prior to the date hereof and except for transactions contemplated by this Agreement and except as would not have a Material Adverse Effect, since the Reference Balance Sheet Date, neither the Company nor any Subsidiary has, and prior to the Closing, neither the Company nor any Subsidiary shall have:

         (i) other than in the ordinary course of business consistent with past practice, permitted or allowed any of the Assets or properties (whether tangible or intangible) of the Company or any Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

         (ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Balance Sheet Date;

         (iii)    made any loan to any Person;

         (iv) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or any Subsidiary or otherwise, other than (A) dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company or another Subsidiary (except for dividends declared, made or paid by Enterprises and Holding) and (B) regular quarterly dividends declared or paid in respect of the Holding Preferred Stock and the MCA Preferred Stock;

         (v) merged with, entered into a consolidation with or acquired or disposed of an interest of 5% or more in any Person or acquired all or substantially all of the assets of any Person, or otherwise acquired or disposed of any material properties or Assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than in the ordinary course of business consistent with past practice and other than the acquisition by the Company of the common stock of Holding;

         (vi) made any capital expenditure or any commitment for any capital expenditure materially inconsistent with the 1995 Business Plan of MCA;

         (vii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other equity interest in, the Company or any Material Subsidiary, other than the issuance of the Outstanding Shares by the Company to the Seller and the issuance of debt instruments by Funding in the ordinary course of business consistent with past practice;

         (viii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

         (ix) (A) except in the ordinary course of business consistent with past practice, granted any general increase, or announced any general increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Subsidiary to any of its employees or (B) established or increased or promised to increase any benefits under any Employment Agreement or any Plan, in either case except as required by applicable Law or the terms of any Employment Agreement or any collective bargaining agreement;

         (x) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any receivables or revalued any Assets of the Company or any Subsidiary other than (A) with respect to the film "Waterworld" or (B) in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

         (xi) amended, terminated, cancelled or compromised any material claims of the Company or any Subsidiary or waived any other rights of substantial value to the Company or any Subsidiary;

         (xii) made any change in any method of accounting or accounting practice or policy used by the Company or any Subsidiary, other than such changes required by U.S. GAAP;

         (xiii) except in the ordinary course of business consistent with past practice, amended, modified or consented to the termination of any Material Contract or the Company's or any Subsidiary's rights thereunder;

         (xiv) amended or restated the Certificate of Incorporation or the By-laws (or other organizational documents) of the Company or any Subsidiary without the prior written consent of the Purchaser (which shall not be unreasonably withheld);

         (xv) suffered any Material Adverse Effect, other than as a result of general economic conditions or conditions generally affecting companies engaged in businesses such as the Business; or

         (xvi) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10(a), except as expressly contemplated by this Agreement.

         (b) To the knowledge of the Parent, since the date of the acquisition of MCA by the Parent, none of the Material Subsidiaries has merged with, entered into a consolidation with or disposed of an interest of 5% or more in any Person, or disposed of any material properties or Assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than in the ordinary course of business consistent with past practice.

         SECTION 3.11. Assets. (a) The Assets constitute substantially all the assets and properties necessary for the conduct of the Business.

         (b) To the Parent's knowledge, the Short-Term Investments of the Company and the Subsidiaries are held for cash management and tax planning purposes at MCA and its subsidiaries, are consistent in all material respects with the description of such Short-Term Investments given by the Parent and its representatives to the Purchaser prior to the date hereof, and are not otherwise necessary for the conduct of the Business. To the extent that the foregoing representation and warranty is untrue in any material respect (without regard to the Parent's knowledge) the parties shall in good faith negotiate an appropriate reduction in the Purchase Price.

         SECTION 3.12. Full Disclosure. The Parent is not aware of any facts pertaining to the Company, any Subsidiary or the Business which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the Purchaser by the Parent in writing.

         SECTION 3.13. No Prior Business. Neither the Seller nor the Company has conducted any business other than in preparation for the transactions contemplated by this Agreement.

         SECTION 3.14. Brokers. Except for Goldman, Sachs & Co., Allen & Company Incorporated and Creative Artists Agency Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent, the Seller or the Company. The Parent is solely responsible for the fees and expenses of Goldman, Sachs & Co., Allen & Company Incorporated and Creative Artists Agency Inc.

         SECTION 3.15. Exceptions. Notwithstanding anything to the contrary contained in this Article III, each of the representations and warranties set forth in Sections 3.01 through 3.06 is subject to the terms and conditions, agreements and arrangements of the Capital Contribution Agreement, the Holding Preferred Stock, the MCA Preferred Stock, the amended and restated certificate of incorporation and by-laws of each of Holding and Enterprises and the Enterprises Notes, copies of which have heretofore been furnished by the Parent to the Purchaser.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Parent, the Seller and the Company to enter into this Agreement, the Purchaser hereby represents and warrants to the Parent, the Seller and the Company as follows:

         SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the other Transaction Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the other Transaction Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Parent, the Seller, MECA, the Company, MCA and Funding, as the case may be) this Agreement constitutes, and upon their execution each of the other Transaction Agreements to which the Purchaser is a party will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         SECTION 4.02. No Conflict. Assuming that all filings, notifications, consents, approvals, authorizations and other actions referred to in Section
4.03 have been made or obtained, except as may result from any facts or circumstances relating solely to the Parent, the Seller or the Company, the execution, delivery and performance by the Purchaser of the Transaction Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or General By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected, which in any case would have a material adverse effect on the ability of the Purchaser to consummate any of the transactions contemplated by the Transaction Agreements.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of the Transaction Agreements to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) the notification requirements of the HSR Act, (b) the Investment Canada Act of 1985, (c) the Competition Act (Canada) and (d) to the extent applicable, Council Regulation No. 4064/89 of the European Community.

         SECTION 4.04. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges and understands that the Shares may not be sold except in compliance with the registration requirements of the Securities Act of 1933, as amended, unless an exemption therefrom is available.

         SECTION 4.05. Litigation. No Action is pending or, to the knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement.

         SECTION 4.06. Financing. The Purchaser has or has available to it sufficient funds to purchase the Shares in accordance with the terms of this Agreement and to pay all related fees and expenses.

         SECTION 4.07. Brokers. Except for CS First Boston Corporation and Lazard Freres & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for payment of the fees and expenses of CS First Boston Corporation and Lazard Freres & Co.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


         SECTION 5.01. Conduct of Business Prior to the Closing . (a) The Parent, the Seller and the Company covenant and agree that, except as disclosed to the Purchaser in writing prior to the date hereof, between the date hereof and the time of the Closing, neither the Company nor any Material Subsidiary shall, in any material respect, conduct its business other than in the ordinary course and consistent with the Company's and such Material Subsidiary's prior practice. Without limiting the generality of the foregoing, except as disclosed to the Purchaser in writing prior to the date hereof and except as contemplated by this Agreement, the Parent and the Seller shall cause the Company and each Subsidiary to, and the Company shall and shall cause each Subsidiary to, (i) use all commercially reasonable efforts to (A) preserve substantially intact their business organizations and the business organization of the Business and
(B) keep available to the Purchaser the services of the employees of the Company and each Subsidiary; and (ii) not knowingly engage in any practice, take any action, fail to take any action or enter into any transaction which would cause any representation or warranty of the Parent, the Seller or the Company to be untrue in any material respect or result in a breach in any material respect of any covenant made by the Parent, the Seller or the Company in this Agreement.

         (b) Except as disclosed to the Purchaser in writing prior to the date hereof, the Parent, the Seller and the Company covenant and agree that, prior to the Closing, without the prior written consent of the Purchaser, neither the Company nor any Subsidiary will do any of the things enumerated in the second sentence of Section 3.10(a) (including, without limitation, clauses
(i) through (xvi) thereof).

         (c) For purposes of this Agreement, the term "commercially reasonable efforts" shall not be deemed to require any Person to give any guarantee or other consideration of any nature in connection with obtaining any consent, waiver or estoppel certificate, or to consent to any change in the terms of any material agreement or arrangement.

         SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, the Parent and the Seller shall cause the Company and the Subsidiaries and each of the Company's and the Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to, and the Company shall cause the Subsidiaries and each of such Persons to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser reasonable access to the offices, properties, plants, other facilities, books and records of the Company and each Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company, any Subsidiary or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, the Subsidiaries and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request. All information obtained by the Purchaser and its officers, employees and authorized agents, accountants, counsel and representatives pursuant to this Section 5.02 shall be kept confidential in accordance with the confidentiality agreement, dated February 2, 1995, between the Parent and the Purchaser.

         (b) In order to facilitate the resolution of any claims made by or against or incurred by the Parent or the Seller prior to the Closing, for a period of seven years after the Closing, the Company shall, and the Purchaser shall cause the Company to (i) retain the books and records of the Company and the Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and the Subsidiaries and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Parent and the Seller reasonable access (including the right to make, at the Parent's expense, photocopies), during normal business hours, to such books and records; provided that the Parent shall reimburse the Purchaser promptly upon demand for all out-of-pocket expenses incurred by the Purchaser in connection therewith.

         (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser, the Company or any Subsidiary after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Parent and the Seller shall (i) retain the books and records of the Parent and the Seller which relate to the Company and the Subsidiaries and their operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, the Company or any Subsidiary and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, the Company or any Subsidiary reasonable access (including the right to make photocopies, at the expense of the Purchaser, the Company or such Subsidiary), during normal business hours, to such books and records; provided that the Purchaser, the Company or such Subsidiary shall reimburse the Parent and the Seller promptly upon demand for all out-of-pocket expenses incurred by the Parent and the Seller in connection therewith.

         SECTION 5.03. Confidentiality. The Parent and the Seller agree to, and shall cause their respective agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to product development, pricing and marketing plans, policies and strategies, details of consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, the Company and each Subsidiary, (ii) in the event that the Parent, the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser, the Company or any Subsidiary may seek a protective order or other remedy or waive compliance with this Section 5.03, and (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided (the provision of which shall impose no liability on the Parent and the Seller) and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that
(i) is generally available to the public other than as a result of a disclosure by the Parent or the Seller, (ii) is available to the Parent and the Seller on a non-confidential basis from a source other than the Company or the Subsidiaries, provided that the source was and is not bound by a confidentiality agreement, known to the Parent or the Seller, with the Company or any of the Subsidiaries, (iii) is within the Parent's and the Seller's possession prior to its being furnished to the Parent or the Seller by or on behalf of the Company or its Subsidiaries, provided that the source was and is not bound by a confidentiality agreement, known to the Parent or the Seller, with the Company or any of the Subsidiaries. The Parent and the Seller agree and acknowledge that remedies at law for any breach of their obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Each of the parties hereto shall use all reasonable efforts to obtain (or cause the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the Transaction Agreements and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as soon as practicable after the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to use its best efforts to contest any Action seeking to restrain, enjoin or alter the transactions contemplated by this Agreement and to avoid the imposition of such restraint, injunction or alteration, and if any such Governmental Order has been granted, to use its best efforts to have such Governmental Order vacated or lifted.

         (b) The Parent shall or shall cause the Company and the Subsidiaries to give promptly such notices to third parties and use all commercially reasonable efforts to obtain such third party consents as are necessary or desirable in connection with the transactions contemplated by this Agreement.

         (c) The Purchaser shall cooperate and use all commercially reasonable efforts to assist the Parent in giving such notices and obtaining such consents.

         (d) The parties hereto agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business, the Company or any Subsidiary any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Parent, the Seller, the Company or any Subsidiary is a party is not obtained prior to the Closing, the Parent and the Seller will, subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Parent and the Seller shall use their best efforts to provide the Company or such Subsidiary, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Parent and the Seller provide such rights and benefits, the Company or such Subsidiary, as the case may be, shall assume the obligations and burdens thereunder.

         SECTION 5.05. Notice of Developments. Prior to the Closing, the Parent shall, promptly after obtaining knowledge of the occurrence (or non-occurrence) of any event, circumstance or fact arising subsequent to the date of this Agreement which could reasonably be expected to result in a breach of any representation or warranty or covenant of the Parent, the Seller or the Company in this Agreement or which could reasonably be expected to have a Material Adverse Effect, give notice thereof to the Purchaser and shall use all reasonable efforts to prevent or to remedy promptly such breach or satisfy such conditions; provided, however, that the delivery of, or failure to deliver, any notice pursuant to this Section 5.05 shall not limit or otherwise affect the remedies available hereunder.

         SECTION 5.06. Change of Name. Immediately after the Closing, the Purchaser and the Seller shall cause Holding and Enterprises to change their corporate names to "MCA Holding II Corp." and "MCA Holding III Corp.", respectively.

         SECTION 5.07. Non-Competition. (a) For a period of three years after the Closing (the "Restricted Period"), neither the Parent nor the Seller shall, without the consent of the Purchaser (which shall not be unreasonably withheld) engage (other than to an extent incidental to the core business of the Parent), directly or indirectly, in any business anywhere in the world that competes in any material respect with the Business or, without the prior written consent of the Purchaser (which shall not be unreasonably withheld), directly or indirectly, own an interest in, manage, operate, join, control or participate in as a partner, co-venturer or stockholder, any Person that competes in any material respect (other than to an extent incidental to the core business of the Parent) with the Business; provided, however, that, for the purposes of this Section 5.07, ownership of securities having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 5.07.

         (b) The Restricted Period shall be extended by the length of any period during which the Parent or the Seller is in breach of the terms of this
Section 5.07.

         (c) The Parent and the Seller acknowledge that the covenants of the Parent and the Seller set forth in this Section 5.07 are an essential element of this Agreement and that, but for the agreement of the Parent and the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Parent and the Seller acknowledge that this Section
5.07 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Parent and the Seller have independently consulted with their counsel and after such consultation agree that the covenants set forth in this
Section 5.07 are reasonable and proper.

         SECTION 5.08. Termination of Intercompany Agreements. Except to the extent requested by the Parent or as otherwise agreed by the parties hereto and except for (a) the Transaction Agreements, (b) the Support Agreement between the Parent and Funding (and the related agreements) and the Enterprises Notes,
(c) agreements principally relating to the provision of technology to the Company or any Subsidiary and (d) agreements principally relating to the use of Intellectual Property by the Parent and its Affiliates in Japan, the Parent and the Purchaser covenant and agree, promptly after the Closing, (i) to cause all agreements between or among the Parent, the Seller or any of their respective Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or any Subsidiary, on the other hand, to be terminated with no further obligations or Liabilities on the part of the Company and the Subsidiaries, and (ii) to execute and deliver to the Company, for the benefit of the Company and each Subsidiary, a general release and discharge, in form and substance satisfactory to the Purchaser, releasing and discharging the Company and each Subsidiary from any and all obligations to indemnify the Parent or the Seller or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing; provided, however, that if in the Purchaser's good faith judgment any such agreements of the type described above do not contain commercially reasonable, arms'-length terms, the parties hereto agree to renegotiate the terms of such agreements in good faith to include commercially reasonable arms'-length terms.

         SECTION 5.09. Holding Preferred Stock. The parties will negotiate in good faith the amount to be refunded to the Seller promptly following the redemption of the Holding Preferred Stock and the extent to which the Seller, from time to time, shall be obligated following the Closing, to reimburse Holding, on an after-tax basis applying the Company's marginal tax rate, in connection with the quarterly dividends paid on the Holding Preferred Stock.

         SECTION 5.10. Dividend; Capital Contributions; Repayment of Indebtedness; Transfer of Funding. (a) Prior to the Closing, the Company shall declare a dividend of the Excess Cash available on the Business Day immediately prior to the Closing, payable and to be paid to holders of record of Common Stock on the Business Day immediately prior to the Closing.

         (b) Prior to the Closing: (i) MCA and Funding shall enter into the Termination Agreement, pursuant to which MCA and Funding shall terminate the Support Agreement dated as of February 27, 1991 between MCA and Funding;
(ii) MECA shall enter into the Indemnity Agreement, pursuant to which MECA shall indemnify and hold harmless the Purchaser and certain other Persons from and against certain obligations specified therein; and(iii) the Parent and Funding shall enter into the Support Agreement Amendment, pursuant to which the Support Agreement dated as of February 27, 1991 between the Parent and Funding shall be amended.

         (c) Immediately following the issuance and sale of the Shares at the Closing, unless otherwise agreed by the parties hereto, the Purchaser shall cause the following actions to occur seriatim: (i) the Company shall contribute $3.1 billion to the capital of Holding; (ii) Holding shall contribute $3.1 billion to the capital of Enterprises; (iii) Enterprises shall contribute $3.1 billion to the capital of MCA; (iv) MCA shall pay an amount equal to the intercompany Indebtedness owing from MCA to Funding in satisfaction of such Indebtedness (which amount shall be confirmed and, to the extent necessary, adjusted, as soon as practicable following the Closing), whereupon the note evidencing such intercompany Indebtedness shall be cancelled and extinguished; and (v) MCA shall sell to MECA, and MECA shall purchase from MCA, all of the issued and outstanding shares of capital stock of Funding, in consideration of the sum of $1.00.

         (d) The Parent shall cause Funding to delivery to the Purchaser, on the first Business Day following December 31, 2995, a certificate, signed by the chief financial or accounting officer of Funding, setting forth the aggregate amount of Indebtedness of Funding as at December 31, 1995. If the aggregate amount of Indebtedness of Funding as at December 31, 1995 exceeds $50 million, then the Parent and MECA shall enter into the MECA Support Agreement, pursuant to which the Parent shall agree to support the obligations of MECA under the Indemnity Agreement (which MECA Support Agreement shall provide that it may not be amended without the written consent of the Purchaser.

         SECTION 5.11. Purchases of Alcoholic Beverage Products . (a) From the date hereof and until the Closing, the Parent, the Seller and the Company shall use their reasonable efforts to cause (i) the percentage of the Purchaser's alcoholic beverage products purchased by the Company and the Subsidiaries relative to all alcoholic beverage products purchased by the Company and the Subsidiaries not to exceed the average of such percentage during the six-month period prior to the date hereof and (ii) the Company and the Subsidiaries to choose the alcoholic beverage products they purchase based on their independent discretion.

         (b)      In the event of a termination of this Agreement pursuant to
Section 10.01, the Parent, the Seller and the Company shall use their reasonable efforts to cause (i) the percentage of the Purchaser's alcoholic beverage products purchased by the Company and the Subsidiaries relative to all alcoholic beverage products purchased by the Company and the Subsidiaries during the six-month period after the date of termination not to exceed the average of such percentage during the six-month period prior to the date hereof and (ii) the Company and the Subsidiaries to choose the alcoholic beverage products they purchase based on their independent discretion.

         SECTION 5.12. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

         SECTION 6.01. Retained Obligation of the Seller. The Seller shall, and the Parent shall cause the Seller to, pay or reimburse the Purchaser, the Company and the Subsidiaries, and indemnify and hold each of the Purchaser, the Company and the Subsidiaries harmless, for 37.5 percent of each Covered Severance Payment (as defined below) incurred by the Purchaser, the Company or any Subsidiary. The Purchaser shall provide written notice to the Seller of each Covered Severance Payment as soon as practicable, setting forth in reasonable detail the payment date, amount paid or to be paid and the basis for such payment. Within 10 Business Days after the Seller receives such written notice, the Seller shall pay 37.5 percent of such Covered Severance Payment by wire transfer in immediately available funds to the bank account designated by the Purchaser in such notice. A "Covered Severance Payment" means any severance or termination payment (including, without limitation, any tax or excise tax gross-up amount) payable to an executive Employee solely as a result of the transactions contemplated hereby (including as a result of an Employee's resignation as a result thereof) but excluding any such payments payable pursuant to any agreement provided by the Parent to the Purchaser prior to the date hereof. In no event shall a Covered Severance Payment include any amounts which become payable to an Employee as a consequence of any action or failure to act by the Purchaser, the Company or any Subsidiaries after the Closing Date which is the basis for any such Employee's right to receive payments.

                                  ARTICLE VII

                                  TAX MATTERS

                  [TO BE AGREED UPON BY STB & S&S TAX GROUPS]

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to Obligations of the Parent, the Seller and the Company. The obligations of the Parent, the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Parent shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

         (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated, and the consummation of the transactions contemplated hereby shall be permitted under the Competition Act (Canada) and Council Regulation No. 4064/89 of the European Community;

         (c) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority against any party hereto, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Parent, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(c) shall not apply if the Parent, the Seller or the Company has directly or indirectly solicited or encouraged any such Action;

         (d) No Order. There shall not be in effect any Law or Governmental Order directing that the transactions contemplated by this Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions; provided that the Parent, the Seller and the Company shall have used all reasonable efforts to have any such Governmental Order vacated or lifted; and

         (e) Other Documents. The Parent shall have received, in form and substance reasonably satisfactory to the Parent, all such other certificates, instruments and other documents as it may reasonably request in connection with the transactions contemplated by this Agreement.

         SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Parent, the Seller and the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, the covenants and agreements contained in this Agreement to be complied with by the Parent, the Seller and the Company at or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of each of the Parent, the Seller and the Company to such effect signed by a duly authorized officer thereof;

         (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated, and the consummation of the transactions contemplated hereby shall be permitted under the Competition Act (Canada) and Council Regulation No. 4064/89 of the European Community;

         (c) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority against any party hereto, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(c) shall not apply if the Purchaser has solicited or encouraged any such Action;

         (d) No Order. There shall not be in effect any Law or Governmental Order directing that the transactions contemplated by this Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions; provided that the Purchaser shall have used all reasonable efforts to have any such Governmental Order vacated or lifted;

         (e) Legal Opinion. The Purchaser shall have received from Simpson Thacher & Bartlett, special counsel to the Parent, a legal opinion, addressed to the Purchaser and dated the Closing Date, as to the enforceability of the Indemnity Agreement and the MECA Support Agreement, in form and substance reasonably satisfactory to the Purchaser;

         (f) Consents and Approvals. The Purchaser, the Parent, the Seller and the Company shall have received all authorizations, consents, orders and approvals of all Governmental Authorities and officials which are required for the consummation of the transactions contemplated by this Agreement;

         (g) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of the Company and of each Material Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of the Company and of each Material Subsidiary, certified by the Secretary or Assistant Secretary of each such entity;

         (h) Certificate of Non-Foreign Status. In the event the Seller is not incorporated under the laws of the United States or any state or political subdivision thereof on the Closing Date, the Purchaser shall have received a certificate from the Seller (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act;

         (i) Good Standing. The Purchaser shall have received good standing certificates for the Company and for each Material Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized, in each case dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by bring-down telegrams or similar certifications dated the Closing Date;

         (j) Release of Indemnity Obligations. The Purchaser shall have received the general release and discharge from the Parent and the Seller referred to in Section 5.08 in form and substance satisfactory to the Purchaser;

         (k) Transaction Agreements. The Purchaser shall have received fully executed copies of the MECA Support Agreement, the Indemnity Agreement, the MECA

Assumption Agreement and the Support Agreement Amendment, each of which shall be in full force and effect;

         (l) Other Documents. The Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, all such other certificates, instruments and other documents as it may reasonably request in connection with the transactions contemplated by this Agreement; and

         (m) Due Diligence. The procedures described in paragraphs (1) through (4) of Section 10.01 shall not be pending.

                                   ARTICLE IX

                                INDEMNIFICATION

         SECTION 9.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing for eighteen months after the Closing Date; provided, however, that the representations and warranties contained in Section 3.04 shall survive indefinitely. Neither the period of survival nor the liability of the Parent or the Seller with respect to the Parent's, the Seller's and the Company's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser, and neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Parent, the Seller or the Company. If written notice of a claim has been given in accordance with Section 9.02(c) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         SECTION 9.02. Indemnification by the Parent, the Seller and the Purchaser. (a) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Parent and the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and reasonable consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

         (i) the breach of any representation or warranty made by the Parent, the Seller or the Company in this Agreement; or

         (ii) the breach of any covenant or agreement by the Parent, the Seller or the Company contained in this Agreement.

To the extent that the Parent's and the Seller's undertakings set forth in this
Section 9.02(a) may be unenforceable, the Parent and the Seller shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

         (b) The Parent, the Seller and their respective Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses arising out of or resulting from:

         (i) the breach of any representation or warranty made by the Purchaser in this Agreement; or

         (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement.

To the extent that the Purchaser's undertakings set forth in this Section 9.02(b) may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

         (c) Any party seeking indemnification under this Article IX (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of an Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten Business Days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party other than as a result of money damages or other money payments (so long as the Indemnifying Party has acknowledged in writing its obligation to indemnify). Similarly, no Third Party Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled by the Indemnified Party without the written consent of the Indemnifying Party.

         SECTION 9.03. Limits on Indemnification. (a) No amount shall be payable by any Indemnifying Party pursuant to Section 9.02(a) unless the aggregate amount of Loss indemnifiable under Section 9.02(a) exceeds one percent of the Purchase Price. No amount shall be payable by any Indemnifying Party pursuant to Section 9.02(b) unless the aggregate amount of Loss indemnifiable under Section 9.02(b) exceeds one percent of the Purchase Price.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Parent and the Seller, on the one hand, or the Purchaser, on the other hand, arising out of or resulting from the causes enumerated in Section 9.02 shall be an amount equal to the Purchase Price.

         SECTION 9.04. Tax Matters. Anything in this Article IX to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VII.

         SECTION 9.05. Indemnification as Exclusive Remedy. The indemnification provided in this Article IX, subject to the limitations set forth herein, shall be the exclusive post-Closing remedy available to the Purchaser for any breach of any representation or warranty by the Parent or the Seller contained in
Article III. Specific performance and injunctive relief, but not recision (other than with respect to the representations and warranties set forth in Section 3.04, for which recision shall be available), shall be available with respect to breaches of other covenants or agreements by the Parent or the Seller contained in this Agreement.


                                   ARTICLE X

                             TERMINATION AND WAIVER

         SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) any material representation or warranty of the Parent, the Seller or the Company contained in this Agreement shall not have been true and correct when made or shall have become untrue, or the Parent, the Seller or the Company shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement, in any case such that the conditions set forth in Article VIII would be incapable of being satisfied by July 31, 1995, or (ii) the Parent, the Seller, the Company or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Parent, the Seller, the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

         (b) by the Parent if any material representation or warranty of the Purchaser contained in this Agreement shall not have been true or correct when made or shall have become untrue, or the Purchaser shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement, in any case such that the conditions set forth in Article VIII would be incapable of being satisfied by July 31, 1995; or

         (c) by either the Parent or the Purchaser if the Closing shall not have occurred by July 31, 1995; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

         (d) by either the Purchaser or the Parent in the event that any Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other final, non-appealable action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

         (e) by the mutual written consent of the Parent and the Purchaser.

         This Agreement may also be terminated by the Purchaser subject to and in accordance with the following procedures:

         (1) On or prior to the twenty-eighth day following the execution of this Agreement, the Purchaser may deliver to the Parent a written notice to terminate this Agreement (the "Termination Notice") if the Purchaser's financial advisor, CS First Boston Corporation ("CSFB"), has advised the Purchaser that, based solely upon CSFB's analysis (the "CSFB Analysis") of the total mix of Additional Information regarding MCA, the Company and the Subsidiaries, after having reviewed its analysis and evaluation with the Parent's financial advisors, Allen & Company Incorporated ("Allen") and Goldman, Sachs & Co. ("Goldman"), CSFB is of the good faith judgment (the "CSFB Judgment") that the net adverse effect on the value of MCA arising from the Additional Information, after giving effect to any increases in value that are attributable to positive aspects of the Additional Information, exceeds $400 million. The Termination Notice shall be accompanied by a copy of the CSFB Analysis and a copy of the presentation of CSFB to the Board of Directors of the Purchaser on April 6, 1995. The Purchaser shall use its reasonable efforts to complete the foregoing procedure within twenty-one days following the execution of this Agreement.

         (2) Within five days after receipt of the Termination Notice, if any, the Parent may deliver to the Purchaser a written notice (the "Review Notice") that, based on the good faith judgment of both of Allen and Goldman, the Parent disagrees with the CSFB Judgment. If the Parent does not deliver a Review Notice within five days after receipt of the Termination Notice, this Agreement shall terminate upon the expiration of such five-day period. If the Parent delivers the Review Notice within such five-day period, the Parent and the Purchaser shall mutually select an investment banking firm of recognized international standing to act as arbitrator (such firm, the "Independent Banker"), and shall provide to the Independent Banker all information which the Independent Banker may reasonably request and which is available to the Parent and the Purchaser. The Independent Banker shall, within ten Business Days thereof, advise the Parent and the Purchaser whether the Independent Banker agrees with the CSFB Judgment. In expressing such judgment, the Independent Banker shall not consider any differences in the Business resulting from public dissemination of the Termination Notice or changes, whether actual or prospective, in general conditions applicable to the industry in which the Business is involved or general economic conditions. If the Independent Banker agrees that the net adverse effect on the value of the Business arising from the Additional Information, after giving effect to any increases in value that are attributable to positive aspects of the Additional Information, exceeds $400 million, this Agreement shall terminate upon the rendering of such advice. If the Independent Banker does not agree that the net adverse effect on the value of the Business arising from the Additional Information, after giving effect to any increases in value that are attributable to positive aspects of the Additional Information, exceeds $400 million, this Agreement shall not terminate and shall remain in full force and effect.

         (3) The fees and expenses of the Independent Banker shall be borne one-half by the Purchaser and one-half by the Parent.

         (4) In acting under this Agreement, the Independent Banker shall be entitled to the privileges and immunities of arbitrators.

         SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 11.01 and (b) that nothing herein shall relieve either party from liability for any willful breach of this Agreement.

         SECTION 10.03. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

         (a)      if to the Parent, the Seller or the Company:

                  Matsushita Electric Industrial Co., Ltd.
                  1006, Kadoma
                  Osaka, 571, Japan
                  Telecopy:  011-81-6-906-1523
                  Attention: Mr. Minoru Washio
                             Director

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017 U.S.A.
                  Telecopy:  (212) 455-2502
                  Attention:  John G. Finley, Esq.

         (b)      if to the Purchaser:

                  The Seagram Company Ltd.
                  1430 Peel Street
                  Montreal, Quebec
                  H3A 1S9 Canada
                  Telecopy: (514) 987-5232
                  Attention:  Vice President, Legal and Environmental Affairs

                  with copies to:

                  Joseph E. Seagram & Sons, Inc.
                  375 Park Avenue
                  New York, New York  10152  U.S.A.
                  Telecopy:  (212) 572-1398
                  Attention:  Vice President - Legal Affairs, General Counsel

                  and

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022 U.S.A.

                  Telecopy:  (212) 848-7179
                  Attention:  Peter D. Lyons, Esq.

         SECTION 11.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that a party may, without the prior consent of the other parties, make such press release or public announcement as may be required by law or any listing agreement with a securities exchange if it has used all reasonable efforts to consult with the other parties and to obtain such parties' consent but has been unable to do so in a timely manner.

         SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         SECTION 11.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parent and the

Purchaser (which consent may be granted or withheld in the sole discretion of the Parent or the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Parent, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 11.08. No Third Party Beneficiaries. Except for the provisions of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 10.03.

         SECTION 11.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement or any other Transaction Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Parent hereby irrevocably appoints CT Corporation System (the "Parent Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States, as its agent to receive on behalf of the Parent and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Parent in care of the Parent Process Agent at the Parent Process Agent's above address, and the Parent hereby irrevocably authorizes and directs the Parent Process Agent to accept such service on behalf of the Parent. The Purchaser hereby irrevocably appoints Joseph E. Seagram & Sons, Inc. (the "Purchaser Process Agent"), with an office on the date hereof at 375 Park Avenue, New York, New York 10152, United States,
Attention: Vice President - Legal Affairs, General Counsel, as its agent to receive on behalf of the Purchaser and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Purchaser in care of the Purchaser Process Agent at the Purchaser Process Agent's above address, and the Purchaser hereby irrevocably authorizes and directs the Purchaser Process Agent to accept such service on behalf of the Purchaser. As an alternative method of service, each party hereto also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Section 11.02. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The consents to jurisdiction set forth in this Section 11.10 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 11.10 and shall not be deemed to confer rights on any person other than the parties hereto.

         SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         IN WITNESS WHEREOF, the Parent, the Seller, the Company and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                MATSUSHITA ELECTRIC

                                By:
                                     ----------------------
                                     Name:
                                     Title:

                                HOME HOLDING INC.

                                By:
                                     ----------------------
                                     Name:
                                     Title:

                                HOME HOLDING II INC.

                                By:
                                     ----------------------
                                     Name:
                                     Title:

                                THE SEAGRAM COMPANY LTD.

                                By:
                                     ----------------------
                                     Name:
                                     Title:

                                 EXHIBIT 1.01(b)

                        FORM OF TAX ALLOCATION AGREEMENT

                  TAX ALLOCATION AGREEMENT (this "Agreement") dated as of __________ ___, 1995 among Matsushita Electric Industrial Co., Ltd., a corporation organized under the laws of Japan ("Matsushita"), The Seagram Company Ltd., a corporation organized under the laws of Canada ("Seagram"), J.E. Seagram Corp., a Delaware corporation and an indirect wholly owned subsidiary of Seagram ("Parent"), and Home Holding II Inc., a Delaware corporation (the "Company", as the context requires, or "Subgroup Parent", as the context requires). As used in this Agreement, the terms "Subsidiary", "Subsidiaries" and "Subgroup Member" shall have the meanings assigned to them in paragraph 2.

                              W I T N E S S E T H :

                  WHEREAS, Matsushita, Home Holding Inc. (the "Seller"), the Company and Seagram have entered into an Amended and Restated Stock Purchase Agreement, dated as of April 9, 1995 (the "Stock Purchase Agreement");

                  WHEREAS, Seagram has assigned its rights under the Stock Purchase Agreement to Seagram Developments, Inc., a wholly owned subsidiary of Parent ("Seagram Developments");

                  WHEREAS, Matsushita, the Seller, the Company, Matsushita Holding Corp., Seagram and Seagram Developments have entered into the Reimbursement Agreement dated as of __________ __, 1995 (the "Reimbursement Agreement") and agreed that the Company shall refund certain investments to the Seller following redemption of the Holding Preferred Stock (as defined in the Stock Purchase Agreement) and that the Seller shall reimburse Subgroup Members (as defined below) and the Seagram Group (as defined in the Reimbursement Agreement) for certain dividend payments required to be made by the Company and taxes imposed on certain investment income recognized by the Subgroup Members and the Seagram Group;

                  WHEREAS, Parent is the common parent of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code (the "Regulations"), that includes Seagram Developments, the Company and the Subsidiaries (as defined below);

                  WHEREAS, Parent and the Company desire to establish a method for allocating the consolidated U.S. federal income tax liability of such affiliated group (the "U.S. Group") among the members of the U.S. Group and for reimbursing Parent for the payment of such liability; and

                  WHEREAS, Parent and the Company desire to establish a method for allocating the consolidated, combined, unitary or similar group income tax liability of such group under state, local or foreign laws among the members of the group and for reimbursing Parent or any subsidiary thereof for the payment of such liability;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained in this Agreement, the Stock Purchase Agreement and the Reimbursement Agreement, the parties hereto hereby agree as follows:

1. The Consolidated Federal Income Tax Return. Each Subgroup Member agrees to be included in, and Parent agrees to file, a consolidated U.S. federal income tax return for each taxable year (each, an "Applicable Period") in which Parent and each Subgroup Member are eligible to file consolidated returns as an affiliated group of corporations, as such term is defined in Section 1504 of the Code.

2. Subgroup Parent, Subgroup, Subsidiary and Subgroup Member. For purposes of making the computations described herein, Subgroup Parent and all lower-tier entities (with respect to Subgroup Parent) in which Subgroup Parent has direct or indirect ownership (each, a "Subsidiary") shall be treated as an affiliated group of corporations ("Subgroup"), the common parent of which is Subgroup Parent; provided, however, that Subgroup shall only include any Subsidiary to the extent that such Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to such Subgroup. Subgroup Parent and each Subsidiary which is a member of the Subgroup are sometimes referred to herein individually as a "Subgroup Member".

3. Computation by Parent; Separate Return Principles. For each Applicable Period, Parent shall compute an estimated and an actual U.S. federal income tax liability for Subgroup. For purposes of computing Subgroup's estimated and actual U.S. federal income tax liabilities, Subgroup shall be treated as a separate affiliated group of which the Company is the common parent.

4.       Liability of Subgroup to Parent.

         (a) Estimated Liability. If Parent's good faith calculation under paragraph 3 with respect to Subgroup results in an estimated U.S. federal income tax liability for Subgroup for any Applicable Period, then, in that event, Subgroup Parent shall pay such estimated income tax liability to Parent in such amounts and at such times as Subgroup Parent would have been required to pay the Internal Revenue Service if Subgroup were a separate affiliated group of corporations making separate estimated consolidated payments of U.S. federal income tax and filing a separate consolidated U.S. federal income tax return.

         (b)      Actual Liability.

                  (i) After the end of each Applicable Period, Parent shall compute Subgroup's actual U.S. federal income tax liability pursuant to paragraph 3.

                  (ii) If it is finally determined that Subgroup's actual U.S. federal income tax liability for any Applicable Period exceeds the amount of Subgroup Parent's estimated U.S. federal income tax payments to Parent for such Applicable Period, then, in that event, Subgroup Parent shall pay to Parent the excess of its actual U.S. federal income tax liability over its estimated

                           U.S. federal income tax payments for such Applicable Period. However, if Subgroup Parent's estimated U.S. federal income tax payments to Parent for the Applicable Period exceed Subgroup's finally determined actual U.S. federal income tax liability, the excess shall be refunded to Subgroup Parent or applied against Subgroup's U.S. federal income tax liability for the following Applicable Period (and taken into consideration in calculating Subgroup's estimated U.S. federal income tax liability for such following Applicable Period), at the option of Subgroup Parent.

                  (iii) If Parent's calculation with respect to Subgroup's actual U.S. federal income tax liability results in a net operating loss ("Subgroup NOL") for the Applicable Period that Parent elects to carry back under the principles of paragraph 3 and Sections 172 and 1502 of the Code and the Regulations thereunder to a prior taxable period or periods of Subgroup with respect to which Subgroup Parent previously made payments to Parent pursuant to subparagraph (a) or
                           (b)(ii) of this paragraph, then, in that event, Parent shall pay Subgroup Parent an amount equal to the tax refund to which Subgroup Parent would have been entitled (but not in excess of the aggregate amounts previously paid to Parent under subparagraph
                           (a) as adjusted by subparagraph (b)(ii) of this paragraph with respect to the three preceding taxable years, reduced by the aggregate refunds paid to Subgroup Parent under this subparagraph (b)(iii) with respect to such years) under the separate consolidated return principles of paragraph 3.

                  (iv) If Parent's calculation with respect to Subgroup results in a Subgroup NOL for any Applicable Period that cannot be carried back under the principles of paragraph 3 and Sections 172 and 1502 of the Code and the Regulations thereunder to a prior taxable period or periods of Subgroup with respect to which Subgroup Parent previously made payments to Parent pursuant to subparagraph (a) or (b)(ii) of this paragraph, then, in that event, such Subgroup NOL shall be a Subgroup NOL carryover to be used by Parent in computing Subgroup's U.S. federal income tax liability pursuant to paragraph 3 for future Applicable Periods, under the law applicable to net operating loss carryovers in general, as such law applies to the relevant Applicable Period.

                  (v) Any adjustment other than a Subgroup NOL carryback described in subparagraph (iii) or a net capital loss or credit carryback or carryover described in subparagraph (vii) of this paragraph, for whatever reason (including, without limitation, audits or amended returns), to any item affecting a calculation of U.S. federal income tax liabilities under paragraph 3 and subparagraph (b) of this paragraph shall be given effect by Parent in redetermining the amount payable by or due to Subgroup Parent pursuant to this Agreement as if such adjustment were part of the original determination hereunder, including any interest and penalties that would be due to or from the Internal Revenue Service, under the separate consolidated return principles of paragraph 3 as a result of such adjustment.

                  (vi) Any payments required to be made by Subgroup Parent under subparagraphs 4(b)(ii) and (iii) shall be made promptly (not later than five (5) days) after the date that Parent would be required to make payments of the U.S. Group's consolidated U.S. federal income tax liability for the Applicable Period, whether or not such liability exists for the Applicable Period. Any payments required to be made under subparagraph 4(b)(v) shall be made promptly (not later than seven
                           (7) days) after a "determination" (as defined in
                           Section 1313(a) of the Code) of any adjustment is made and to which subparagraph 4(b)(v) relates.

                  (vii) Principles similar to those of subparagraphs (iii) and (iv) of this paragraph shall apply in the case of any net capital loss, credit carrybacks or carryovers or similar tax benefits of Subgroup (which will be calculated under the separate consolidated return principles of paragraph 3).

5.       Allocation of Subgroup Liability among Members of Subgroup.

         (a) Each Subgroup Member shall pay an amount to Subgroup Parent equal to such Subgroup Member's estimated and actual U.S. federal income tax liability including, for purposes of this paragraph 5, any U.S. federal income tax liability resulting from any income, including, but not limited to, Investment Income (as defined in the Reimbursement Agreement), calculated on a stand-alone basis as if such Subgroup Member filed a separate U.S. federal income tax return and was not a member of a consolidated group (as defined under Section 1504 of the Code). In calculating each Subgroup Member's actual and estimated stand-alone U.S. federal income tax liability, principles similar to those of paragraph 4 of this Agreement shall apply.

         (b) Any payments required to be made under this paragraph 5 shall be made promptly (not later than seven (7) days) before the date Subgroup Parent is required to pay Parent pursuant to subparagraph 4(b)(vi) of this Agreement whether or not such liability exists for the Applicable Period.

6. Elections. All elections relating to the filing of a consolidated U.S. federal income tax return which are required or are available (as well as elections applicable to the computation of Subgroup's estimated and actual liabilities under paragraph 3 and each Subgroup Member's standalone estimated and actual liabilities under paragraph 5) shall be made by Parent. Each Subsidiary shall execute such consents and other documents as are necessary in connection therewith.

         In making elections applicable to the computation of Subgroup's estimated and actual liabilities under paragraph 3 and each Subgroup Member's standalone estimated and actual liabilities under paragraph 5, solely for purposes of this Agreement, Parent shall make such elections in a reasonable manner so as to minimize the tax liability of the

         Subgroup, provided, however, that any such election shall be made in a manner that is consistent with the elections made and positions taken in computing the U.S. Group's actual U.S. federal income tax liabilities for its consolidated U.S. federal income tax returns.

7.       Liability for Taxes; Refunds.

         (a) Parent, as the common parent and agent of the U.S. Group, shall be responsible for, and shall pay, any consolidated U.S. federal income tax liability of the U.S. Group, and shall have the sole right to any refunds from the Internal Revenue Service.

         (b) Notwithstanding any other provision of this Agreement, each Subsidiary shall be jointly and severally liable to Parent for Subgroup Parent's obligations under this Agreement, and all members of the U.S. Group which are not members of Subgroup shall be jointly and severally liable to Subgroup Parent for Parent's obligations under this Agreement.

         (c) Except to the extent Subgroup Parent or a Subsidiary is required to make any payment under this Agreement, Parent and each member of the U.S. Group, other than Subgroup Parent or any Subgroup Member, shall be jointly responsible for, and indemnify, each Subgroup Member and shall jointly and severally hold such Subgroup Member harmless against all U.S. federal income tax liabilities relating to the taxable years of such Subgroup Member during which such Subgroup Member is or was a member of the U.S. Group.

8. Reliance on Income Projections. For purposes of making the estimated U.S. federal income tax liability computations required by this Agreement, Parent and Subgroup Parent may rely on the same income and loss projections they generally use in their overall tax planning.

9. Effective Term of this Agreement. For purposes of the application of this Agreement to the U.S. Group's U.S. federal income tax liability and except as otherwise provided in paragraph 13, this Agreement shall be effective for the date commencing with each Subgroup Member's joining the U.S. Group in 1995, and with respect to each Subgroup Member joining the U.S. Group thereafter, on the date such Subgroup Member meets the test of affiliation under Section 1504 of the Code, and shall remain in effect with respect to each such Subgroup Member until the date on which (i) such Subgroup Member ceases to be a member of the U.S. Group under the Code or other applicable U.S. federal income tax law, (ii) the U.S. Group no longer remains in existence within the meaning of Treasury Regulation Section 1.1502-75(a), or
         (iii) the U.S. Group is no longer eligible to file, or is no longer eligible to join in the filing of, a consolidated return for U.S. federal income tax purposes. After such date, (i) Parent and such Subgroup Member, respectively, shall remain fully responsible for any payments either was required to make under this Agreement in respect of all computations regarding Applicable Periods during which such Subgroup Member was a member of the U.S. Group, and (ii) all other obligations of such Subgroup Member and Parent under this Agreement shall terminate unless otherwise agreed.

10. Foreign, State and Local Income Tax Returns. Principles similar to the principles set forth in the foregoing paragraphs, to the extent appropriate, shall apply for purposes of allocating any state, local or foreign combined, unitary tax or similar tax liabilities.

11. Definitions. For purposes of this Agreement the term "tax" or "taxes" shall have the same meaning as "Taxes" in the Stock Purchase Agreement.

12. Purpose and Effect. This Agreement is entered into by the parties solely in recognition of the mutual benefits and, to the extent appropriate, the detriments resulting from filing U.S. federal (or foreign, state or other local) consolidated, combined, unitary or similar tax returns. The respective amounts of tax liability allocated to Seagram, the Company or their respective subsidiaries for purposes of computing such entities' earnings and profits for U.S. federal (or foreign, state or other local) income tax purposes may differ from those determined in accordance with this Agreement. Furthermore, any amount treated for U.S. federal (or foreign, state or other local) income tax purposes, on account of such a difference, as a contribution to capital or a distribution with respect to stock, or a combination thereof, as the case may be, shall be treated as a contribution to capital, a distribution with respect to stock, or a combination thereof, for U.S. federal income tax purposes or to the extent required by laws of foreign, state or other local jurisdictions.

13. Amendments. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained in this Agreement, or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon the parties hereto, unless made in writing and signed on its behalf by one of its officers.

14. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that subparagraphs 4(iii), (iv) and (vii) of this Agreement shall terminate in the event the Seller transfers, or is caused to transfer, its ownership interest in the Company to an entity which is not a direct or indirect wholly-owned subsidiary of Matsushita.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

                                                               By:
                                                                  --------------

                                        THE SEAGRAM COMPANY LTD.

                  By:
                     ---

                                        J.E. SEAGRAM CORP.

                  By:
                     ---

                                        HOME HOLDING II INC.

                  By:
                     ---

                                        THE SEAGRAM COMPANY LTD., on behalf of
                                        members which are not Subgroup Members

                  By:
                     ---

                                        HOME HOLDING II INC., on behalf of
                                        Subgroup Members

                                        By:
                                           -------------------------------------

                                 EXHIBIT 2.07(a)


                                FORM OF RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                               MCA HOLDING I CORP.



                                    ARTICLE I

                                      NAME

     The name of the corporation is MCA Holding I Corp. (the "Corporation")

                                   ARTICLE II

                    REGISTERED OFFICE AND REGISTERED AGENT

            The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                                CORPORATE PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law".

                                   ARTICLE IV

                                  CAPITAL STOCK

          (1) The total number of shares of capital stock which the Corporation shall have the authority to issue is 110,000, consisting of:

                (a) 10,000 shares of Class A Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock, collectively, the "Common Stock").

                (b) 10,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock, collectively, the "Common Stock").

          (2) The following is a statement of the powers, privileges, rights, qualifications, limitations and restrictions with respect to the Common Stock. Except as otherwise provided in this Article IV or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, and shall subject them to the same qualification, limitations and restrictions.

                (a) Except as otherwise provided in this Article IV or as otherwise required by applicable law, all holders of Common Stock shall vote as a single class on all matters to be voted on by the stockholders of the Corporation, holders of Class A Common Stock shall be entitled to ten votes per share on all matters to be voted on by the stockholders of the Corporation and holders of Class B Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

                (b) As and when dividends are declared or paid on any Class of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                (c) The holders of Class A and Class B Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

                (d) If the Corporation in any manner subdivides or combines the outstanding shares of one Class of Common Stock, the outstanding shares of the other Class of Common Stock shall be proportionately subdivided or combined in a similar manner.

                (e) No amendment or waiver of any provision of this Article IV shall be effective without the prior approval of the holders of a majority of the then outstanding shares of Class B Common Stock voting as a separate class.

                                    ARTICLE V

                                    DIRECTORS

          (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-Laws of the Corporation.

          (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him n connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or no opposed to, the best interests of the Corporation, and , with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits of otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4) Any indemnification under Section (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such in such Section (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (b) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

          (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employed and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

          (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive or any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterest directors or otherwise, both as to action in an official capacity and as to action in an official capacity and as to action in another capacity while holding such office.

          (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

          (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence has continued.

          (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any exercise taxes assessed on a person with respect to an employed benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

          (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                     BY-LAWS

         The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

                                  ARTICLE VIII

                                 REORGANIZATION

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under creditors or class of creditors, and /or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

                                   ARTICLE IX

                                    AMENDMENT

          The Corporation reserves the right to amend, alter, change or repeal any provision of the Certificate of incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of incorporation are subject to this reservation.

            IN WITNESS WHEREOF, Home Holding II Inc. has caused this certificate to be signed by ______________, its ____________, and attest by _______________, its ____________, this ____ day of ________, 1995.




                                    HOME HOLDING II INC.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:




ATTEST



-------------------------------
  Name:
  Title:

                                EXHIBIT 2.07(b)

                      FORM OF AMENDED AND RESTATED BY-LAWS

                                       OF

                            MATSUSHITA HOLDING CORP.



                                    ARTICLE I

                                     OFFICES

       SECTION 1.01. Registered Office. The registered office of Matsushita Holding Corp. (the "Corporation") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

       SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

       SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of Directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

       SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of shares of common stock of the Corporation issued and outstanding ("Shares") constituting a majority of the Total Voting Power (as defined below) and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

       For purposes of these By-laws, "Total Voting Power" means the total number of votes entitled to be cast by the holders of all the issued and outstanding Shares.

       SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of Shares (a "Stockholder") entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the "Secretary") shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

       (b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

       SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

       SECTION 2.05. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

       SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the recordholders of Shares constituting a majority of the Total Voting Power entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

       SECTION 2.07. Voting. Each holder of Series A Common Stock shall be entitled to ten votes for each Share held of record by such Stockholder. Each holder of Series B Common Stock shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Voting Power constituting such quorum shall decide any question brought before such meeting.

       SECTION 2.08. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

       SECTION 2.09. Stockholders' Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders, and any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Shares entitled to vote thereon were present and voted.


                                   ARTICLE III

                               BOARD OF DIRECTORS

       SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

       SECTION 3.02. Number and Term of Office. The number of Directors shall be such number as shall be fixed from time to time by the Board, but in no event less than five. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

       SECTION 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board of the Corporation (the "Chairman") or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

       SECTION 3.04. Removal. Any or all of the Directors may be removed, with or without cause, at any time by vote of the recordholders of Shares constituting a majority of the Total Voting Power then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.09 hereof.

       SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of Directors without cause may be filled only by vote of the recordholders of Shares constituting a majority of the Total Voting Power then entitled to vote at an election of Directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the Directors pursuant to Section 3.08 hereof. If the number of Directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

       SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section
3.08 hereof.

       (b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the "President"), the Secretary or a majority of the Board shall from time to time determine.

       (c) Notice of Meetings. The Secretary shall give written notice to each

Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

       (d) Place of Meetings. The Board may hold its meetings at such 0place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

       (e) Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than two if the total number of directorships, including vacancies, is greater than one and in no event a number less than one-third of the total number of directorships, including vacancies) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the total number of Directors then in office shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

       (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

              (i)    the Chairman;

              (ii)   the President;

              (iii)  any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

       SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

       SECTION 3.08. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

       SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

       SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    OFFICERS

       SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

       SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

       SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

       (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

       (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon.

       SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

       SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

       SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

       SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

       SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the "Treasurer") or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

       SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation ("Assistant Secretaries"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

       SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

       SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation ("Assistant Treasurers"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.


                                    ARTICLE V

                       CHECKS, DRAFTS, NOTES, AND PROXIES

       SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

       SECTION 5.02. Execution of Proxies. The Chairman or the President, or, in the absence or disability of both of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.


                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

       SECTION 6.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

       SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

       SECTION 6.03. Transfers of Shares. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

       SECTION 6.04. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

       SECTION 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

       SECTION 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

       SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                   ARTICLE VII

                                      SEAL

       SECTION 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".


                                  ARTICLE VIII

                                   FISCAL YEAR

       SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

       SECTION 9.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d) Any indemnification under Section 9.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these By-laws. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

       (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

       (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

       (g) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (h) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

       (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       SECTION 9.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.


                                    ARTICLE X

                                   AMENDMENTS

       SECTION 10.01. Amendments. Any By-law (including these By-laws) may be adopted, amended or repealed by the vote of the recordholders of Shares constituting a majority of the Total Voting Power then entitled to vote at an election of Directors or by written consent of Stockholders pursuant to Section
2.09 hereof, or by vote of the Board or by a written consent of Directors pursuant to Section 3.08 hereof.

                               EXHIBIT 5.10(b)(i)

                          FORM OF TERMINATION AGREEMENT


       TERMINATION AGREEMENT, dated as of ____ __, 1995 (this "Agreement"), between MCA INC., a Delaware corporation ("MCA"), and MCA FUNDING CORP., a Delaware corporation ("Funding").

                               W I T N E S S E T H

       WHEREAS, Matsushita Electrical Industrial Co., Ltd., Home Holding Inc., now known as MEI Holding Inc., Home Holding II Inc., now known as MCA Holding I Corp. (the "Company"), and The Seagram Company Ltd. ("Seagram") have entered into an Amended and Restated Stock Purchase Agreement, dated as of April 9, 1995 (the "Purchase Agreement"), pursuant to which Seagram Developments, Inc., as assignee of Seagram, will acquire eighty percent of the common stock, par value $0.01 per share, of the Company;

       WHEREAS, it is contemplated under Section 5.10(c) of the Purchase Agreement that (i) the Support Agreement dated February 27, 1991 (the "Support Agreement") between MCA and Funding shall be terminated as of the date hereof and (ii) the Demand Credit Agreement dated as of February 5, 1994 (the "Credit Agreement") between MCA and Funding shall be terminated as of the date hereof;

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

       1. Termination of Support Agreement. MCA and Funding hereby terminate, without any cost or expense on the part of either party thereto, the Support Agreement.

       2. Termination of the Credit Agreement. MCA and Funding hereby terminate, without any cost or expense on the part of either party thereto, the Credit Agreement, subject to the payment in full by MCA of all amounts due to Funding thereunder.

       3. Release. Funding hereby releases MCA from any and all obligations and liabilities under the Support Agreement and, subject to the payment in full by MCA of all amounts due to Funding under the Credit Agreement, the Credit Agreement.

       4. Further Action. MCA and Funding each agree to execute and deliver such documents and other papers and to take such further actions as may be reasonably necessary or advisable to carry out and give effect to the provisions of this Agreement.

       5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that state.

       6. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         MCA INC.


                                         By
                                           --------------------------
                                           Name:
                                           Title:


                                         MCA FUNDING CORP.


                                         By
                                           --------------------------
                                           Name:
                                           Title:

                               EXHIBIT 5.10(b)(ii)

                               INDEMNITY AGREEMENT


       THIS INDEMNITY AGREEMENT dated as of June 5, 1995 made between MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation (the "Indemnitor"), and THE SEAGRAM COMPANY LTD., a corporation organized under the laws of Canada ("Seagram").

                              W I T N E S S E T H :


       WHEREAS, pursuant to the Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 9, 1995 among Matsushita Electric Industrial Co., Ltd. (the "Parent"), Home Holding Inc., now known as MEI Holding Inc., Home Holding II Inc., now known as MCA Holding I Corp. (the "Company"), and Seagram, Seagram or its assignee will acquire eighty percent of the common stock of the Company and as set forth therein the Indemnitor shall acquire 100% of the issued and outstanding shares of common stock, par value $10,000 per share (the "Shares"), of MCA Funding Corp., a Delaware corporation ("Funding"); capitalized terms used herein and not otherwise defined are used herein as defined in the Stock Purchase Agreement;

       WHEREAS, pursuant to the Termination Agreement dated as of the date hereof between MCA INC. ("MCA") and Funding (the "Termination Agreement"), MCA and Funding have terminated the Support Agreement dated as of February 27, 1991 between MCA and Funding (the "Support Agreement");

       WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Indemnitor shall have entered into this Indemnity Agreement; and

       WHEREAS, the Indemnitor will derive substantial direct and indirect benefits from the transactions contemplated by the Stock Purchase Agreement;

       NOW, THEREFORE, in consideration of the premises, the Indemnitor hereby agrees as follows:

       1. Indemnity. The Indemnitor agrees to indemnify and hold harmless Seagram and each of its Affiliates (including, without limitation, MCA) and each of their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and reasonable consultants' fees and expenses) actually suffered or incurred by any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Support Agreement, (ii) the termination of the Support Agreement pursuant to the Termination Agreement,
(iii) the Support Agreement dated as of February 27, 1991 between the Parent and Funding, as amended, or (iv) any of the transactions contemplated thereby or the Approved Debt (as defined in the Support Agreement), in each case whether or not such investigation, litigation or proceeding is brought by the Indemnitor or any of its Affiliates or their directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby and thereby are consummated ("Losses"). To the extent that the Indemnitor's undertakings set forth in this paragraph 1 may be unenforceable, the Indemnitor shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Parties.

       2. Payments. (a) The Indemnitor shall make any payment required to be made pursuant to paragraph 1 hereof to any Indemnified Party promptly (but in no event later than the fifth business day) following demand (subject, however, to the provisions of subparagraph (b) below), irrespective of any right of counterclaim or set-off, in U.S. dollars in same day funds, to an account specified in writing by such Indemnified Party.

       (b) Any Indemnified Party seeking indemnification under this Indemnity Agreement shall give notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Indemnity Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof. The obligations and Liabilities of the Indemnitor under this Indemnity Agreement with respect to Losses arising from claims of any which are subject to the indemnification provided for in this Indemnity Agreement ("Third Party Claim") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnitor notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnitor from any of its obligations under this Indemnity Agreement except to the extent the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Indemnity Agreement. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten Business Days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnitor. In the event the Indemnitor exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnitor. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party other than as a result of money damages or other money payments (so long as the Indemnifying Party has acknowledged in writing its obligation to indemnify). Similarly, no Third Party Claim which is being defended in good faith by the Indemnitor in accordance with the terms of this Indemnity Agreement shall be settled by the Indemnified Party without the written consent of the Indemnitor.

       3. Amendments, Etc. No amendment or waiver of any provision of this Indemnity Agreement and no consent to any departure by the Indemnitor or any Indemnified Party therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       4. Binding Effect; No Third Party Beneficiaries. This Indemnity Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided that the Indemnitor shall have no right to assign any rights, obligations or liabilities hereunder without the express written consent of Seagram. This Indemnity Agreement is for the sole benefit of Seagram and the other Indemnified Parties and the Indemnitor and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Indemnity Agreement.

       5. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       6. Notices, Etc. All notices, requests, claims, demands and other communications provided for hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Paragraph 6):

           (a)      if to the Indemnitor:

                    Matsushita Electric Corporation of America
                    One Panasonic Way
                    Secaucus, New Jersey  07094
                    Telecopy:  (201) 348-7619
                    Attention:  Robert S. Marin, Esq.

                       Vice President and General Counsel

                    with a copy to :

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Telecopy:  (212) 455-2502
                    Attention:  John G. Finley, Esq.

           (b)      if to Seagram or to any other Indemnified Party:

                    The Seagram Company Limited
                    1430 Peel Street
                    Montreal, Quebec  H3A 159
                    Canada
                    Telecopy:  (514) 987-5232
                    Attention:  Vice President, Legal and Environmental Affairs

                    with copies to:

                    Joseph E. Seagram & Sons, Inc.
                    375 Park Avenue
                    New York, New York  10152
                    Telecopy:  (212) 572-1398
                    Attention:  Vice President - Legal Affairs, General Counsel

                    and

                    Shearman & Sterling
                    599 Lexington Avenue
                    New York, New York 10022
                    Telecopy:  (212) 848-7179
                    Attention:  Peter D. Lyons, Esq.

       7. Governing Law. This Indemnity Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

       8. Jurisdiction. All actions and proceedings arising out of or relating to this Indemnity Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consent to jurisdiction set forth in this Paragraph 8 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Paragraph 8 and shall not be deemed to confer rights on any person other than the parties hereto and the Indemnified Parties.

       9. Survival. This Indemnity Agreement shall survive until six months after the payment in full of the Approved Debt; provided, however, that if written notice of a claim has been given prior to such time, then this Indemnity Agreement shall survive as to such claim until such claim has been finally resolved.

       IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                MATSUSHITA ELECTRIC CORPORATION OF AMERICA



                                By:
                                    Name:
                                    Title:


                                THE SEAGRAM COMPANY LTD.


                                                          By:
                                                             -----------------
                                    Name:
                                    Title

                              EXHIBIT 5.10(b)(iii)

                     AMENDED AND RESTATED SUPPORT AGREEMENT



       AMENDED AND RESTATED SUPPORT AGREEMENT dated as of February 27, 1991, by and between MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD., a Japanese corporation ("MEI"), and MCA FUNDING CORP., a Delaware corporation ("MFC"), as amended and restated as of June __, 1995 (this "Agreement").

                                   WITNESSETH:

       WHEREAS, MEI owns all of the issued and outstanding common stock of Matsushita Electric Corporation of America, a Delaware corporation ("MECA");

       WHEREAS, in accordance with Section 5.10 of the Stock Purchase Agreement, dated as of April 9, 1995, among MEI, Home Holding I Inc., now known as MEI Holding Inc., Home Holding II Inc., now known as MCA Holding I Corp. and The Seagram Company Ltd. (the "Stock Purchase Agreement"), MECA will purchase all of the oustanding shares of common stock par value $10,000 per share, of MFC;

       WHEREAS, as of the date hereof, MFC has incurred approximately $3.1 billion of indebtedness for borrowed money under its commercial paper and medium-term note programs ("Debt");

       WHEREAS, MEI desires to continue to provide assurance with respect to the stock ownership and financial condition of MFC to the holders from time to time of such of MFC's Debt which has been specifically approved in kind and amount by MEI in writing to be subject to this Agreement ("Approved Debt");

       NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties hereto agree as follows:

       1.     Stock Ownership of MECA.

       At all time that the Approved Debt is outstanding, MEI shall own and hold directly or indirectly through one or more wholly-owned subsidiaries, the entire legal title to and beneficial interest in all the outstanding shares of stock of MFC hvaing the right to vote for the electino of members of the Board of Directors of MFC, and shall not pledge directly or indirectly or in any way encumber or otherwise dispose of any such shares of stock of MFC or permit any other subsidiary to do so.

       2.     Maintenance of Tangible Net Worth.

       At all times that the Approved Debt is outstanding, MEI agrees that it
(i) shall cause MFC to have a consolidated net worth (as determined in accordance with United Statess generally accepted accounting principles) of at least $1 and (ii) shall cause MFC to have sufficient liquidity to ensure timely payment by MFC of any Debt in accordance with its terms, or, if necessary, shall make available to or arrange for MFC to have sufficient funds to enable MFC to pay any amounts payable in respect of such Debt as and when due.

       3.     Waiver

       MEI hereby waives any failure or delay on the part of MFC in asserting or enforcing any of its rights or in making any claims or demands hereunder.

   4.








                                       2